Exhibit 10.35
Rayonier Incentive Stock Plan
Performance Share Award Agreement

This Award Agreement, together with the Program Document, as defined below (the “Award Agreement”), is entered into by and between Rayonier Inc., a corporation organized under the laws of the State of North Carolina with its principal office at Wildlight, 1 Rayonier Way, Wildlight, FL 32097 (the “Company”), and the undersigned qualified individual (“Key Employee”), pursuant to the Rayonier Incentive Stock Plan (the “Plan”) as of this 1st day of April, 2019 (the “Effective Date”). The 2019 Performance Share Program document (the “Program Document”) is incorporated into and made part of this Award Agreement.

W I T N E S S E T H :

WHEREAS, the Company desires to grant Performance Shares to Key Employee, with such Performance Shares to vest as provided in this Award Agreement, provided Key Employee remains continuously employed by the Company from the date hereof through the date immediately following the Vesting Date, as defined below, of the Performance Shares, subject to the provisions of this Award Agreement and of the Plan; and

WHEREAS, this Award Agreement is being entered into to convey an Award of the Performance Shares to Key Employee, subject to the terms and conditions of this Award Agreement and the Plan.

NOW THEREFORE, in consideration of the mutual promises made herein, the parties agree as follows:

1. Definitions

All capitalized terms not expressly defined in this Award Agreement and used herein shall have the same meaning set forth in the Plan, available on the Merrill Lynch website.

2. Award of Shares; Vesting

(a) Shares Awarded. Key Employee is hereby awarded /$AwardsGranted$/ Performance Shares, representing Key Employee’s Target Award, subject to the terms of this Award Agreement, as of the Effective Date. Each Performance Share represents the right to receive one share of Company Common Stock, if earned.

(b) Vesting. Key Employee shall become vested with respect to, and thereupon have a non-forfeitable right to, the Performance Shares granted pursuant to Section 2(a), or a percentage of such Performance Shares, subject to achievement of the Performance Objectives measured over the specified Performance Period, as set forth in the Program Document. Any Performance Shares earned based on achievement of Performance Objectives will vest upon certification by the Committee of performance results and the number of earned shares, if any (the “Vesting Date”); provided that, Key Employee shall have remained continuously employed by the Company (or any other Participating Company) from the Effective Date through the Vesting Date, except as provided in Section 2(c).

Exhibit 10.35
(c) Termination of Employment. Except as otherwise provided (i) in the Program Document with respect to Key Employee’s termination of employment due to death, Total Disability or Retirement or (ii) by the Committee in accordance with Section 6(h) of the Plan, if Key Employee's employment is terminated for any reason before the Vesting Date, then all of the Performance Shares subject to this Award Agreement, and all dividend equivalents and accrued earnings thereon, shall immediately be forfeited by Key Employee, and Key Employee shall have no further rights to such Performance Shares from and after the date of such termination.

(d) Withholding Taxes. On the Vesting Date, or at any other time when withholding is required under the Code, the Company shall have the right to require Key Employee to pay to the Company the amount of taxes that the Company is required to withhold or to withhold, from any other amounts due to Key Employee by the Company, the amount of taxes that the Company is required to withhold. In the Committee’s discretion, in lieu thereof, the Company shall have the right to retain, or sell without notice, a sufficient number of earned and vested Performance Shares held by it for Key Employee to cover the amount required to be withheld.

3. Performance Shares

(a) Sale; Exchange, etc. Key Employee acknowledges and agrees that prior to the Vesting Date the Performance Shares are subject to a restriction against sale, exchange, hypothecation, assignment, transfer (including by gift), pledge or other encumbrance.

(b) Shareholder Rights. Key Employee shall not have voting rights with respect to Performance Shares. Upon the receipt of shares of Common Stock in settlement of any Performance Shares, Key Employee shall have all the rights of a shareholder with respect to those shares, including but not limited to, the right to vote such shares.

(c) Dividend Equivalent Rights. Key Employee shall have the right to earn Dividend Equivalents with respect to the Performance Shares granted pursuant to this Award Agreement as set forth in the Program Document.

(d) Issuance of Performance Shares. Performance Shares Awards shall be evidenced in book entry or electronic form, registered in the name of Key Employee, with notations referring to the terms, conditions, and restrictions set forth in this Award Agreement. Such Performance Shares shall be held by the Company until they have vested or been forfeited as provided in this Award Agreement. Shares of Common Stock issued in settlement of any earned Performance Shares shall be issued to Key Employee, free of the restrictions described above, within fifteen (15) days after the Vesting Date.

4. Conformity with Securities Laws

The grant of Performance Shares hereunder (and any transfers thereof) are subject to compliance with all applicable securities laws. Key Employee hereby represents to the Company that Key Employee is acquiring the Performance Shares for investment and not with a view to the distribution thereof. The shares of Common Stock, if any, issued by the Company pursuant to this Award Agreement may bear a legend, or if issued in book entry or electronic form may contain notations, describing the restrictions on resale thereof under applicable securities laws, and stop transfer orders with respect to such shares may be entered in the stock transfer records of the Company.

Exhibit 10.35
5. Agreement Not To Solicit; Other Restrictions; Clawback
(a) Key Employee hereby covenants and agrees that for a period commencing on the Effective Date and ending twelve (12) months after the effective date of Key Employee’s termination of employment with the Company, Key Employee shall not, except for actions taken on behalf of the Company, directly or indirectly engage in or assist others in soliciting, persuading, hiring, recruiting, or attempting to persuade, solicit, hire or recruit, any person employed by or under contract with, the Company (or who was employed by or under contract with the Company in the six-month period prior to the date of any such prohibited contact).

(b) This Award and any receipt of shares of Common Stock pursuant to this Award areexpressly contingent upon your compliance with the terms and conditions in Section 15 of the Plan, Section 5(a) of this Award Agreement and in any other agreement that governs your noncompetition with the Company or any subsidiary, your non-solicitation of employees, customers, suppliers, vendors or other business partners of the Company or any subsidiary, and/or your conduct with respect to proprietary and confidential information of the Company or any subsidiary.

(c) Notwithstanding any other provision in the Plan to the contrary, this Award, any shares of Common Stock issued pursuant to this Award and any amount received with respect to the sale of any such shares shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s Clawback Policy as in effect from time to time and Section 14 of the Plan.

6. Miscellaneous

(a) Assignments and Transfers. The rights and interests of Key Employee under this Award Agreement may not be assigned, encumbered or transferred.

(b) No Right to Employment. Neither this Award Agreement nor any action taken hereunder shall be construed as giving Key Employee any right to be retained in the employ of any Participating Company.

(c) Headings. The headings contained in this Award Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Award Agreement.

(d) Consistency with the Plan. This Award Agreement, including the Program Document, is subject to all the provisions of the Plan. It is expressly agreed and understood that in the case of any inconsistency between the provisions of this Award Agreement and the Plan, the provisions of the Plan shall control, as determined in the sole judgment of the Committee.

(e) Deferred Compensation Rules. To the extent applicable hereto, this Award Agreement shall be interpreted and applied in compliance with Section 409A of the Code and such Internal Revenue Service Notices and Treasury Regulations as may be promulgated thereunder (collectively, the “Deferred Compensation Rules”), although no guarantee of such compliance is made to Key Employee, and to the extent applicable hereto any provision of this Award Agreement found not to be in compliance therewith shall be amended as necessary to comply therewith, determined in the sole discretion of the Committee, retroactively to the date hereof.

Exhibit 10.35
(f) Applicable Law. The interpretation of the provisions hereof shall be governed by the laws of the State of Florida.
IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed and delivered on the Effective Date first above written.

KEY EMPLOYEE
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Name:
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RAYONIER INC.

Shelby L Pyatt
Vice President, HR and IT